COMMERCIAL PAPER DEALER AGREEMENT


          AGREEMENT dated as of March 25, 1991 between MERCURY FINANCE COMPANY, a Delaware corporation (the "Company"), and KIDDER, PEABODY & CO. INCORPORATED, a Delaware corporation ("Kidder").

          The Company may desire to issue Notes (as hereinafter defined) from time to time and to have Kidder purchase Notes for its own account, as principal, or arrange for the sale thereof for the account of the Company, as agent, without recourse, and Kidder is prepared to do so upon and subject to the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants hereinafter contained, the parties hereto agree as follows.

     SECTION 1.  CERTAIN DEFINITIONS.

          As used in this Agreement, the following terms shall have the following meanings:

          "Information Documents" means (i) the Offering Memorandum/Credit Report, if any, delivered by Kidder, pursuant to the Company's authorization, to prospective purchasers of the Notes, to be prepared by and to contain the information agreed upon by the Company and Kidder, and any amendment or supplement thereto and (ii) any other materials which the Company may deliver to Kidder with instructions to furnish the same to prospective purchasers of the Notes.

          "Issuing Agent"  means Security Pacific National Trust Company (New
York), acting as issuing and paying or fiscal agent for the Company, or any successor thereto which is a party to an Issuing and Paying Agreement.

          "Issuing and Paying Agreement" means the agreement between the Company and the Issuing Agent providing for the issuance and payment of the Notes, as from time to time amended or modified, or any similar agreement with a successor Issuing Agent.

          "Note" means each promissory note of the Company issued pursuant to and in substantially the form contemplated by the Issuing and Paying Agreement, in a denomination of at least $100,000 and maturing not later than nine months from the date of issue (exclusive of days of grace).

          SECTION 2.  ISSUANCE AND PURCHASE OF NOTES.

          (a) The Company hereby appoints Kidder to act as a dealer in connection with the sale of the Notes in accordance with the terms hereof and Kidder hereby accepts such appointment. While (i) the Company has and shall have no obligation to permit Kidder to purchase any Notes for its own account or to arrange for the sale of Notes for the account of the Company and (ii) Kidder has and shall have no obligation to purchase any Notes for its own account or to arrange for the sale of Notes for the account of the Company, the parties agree that, as to any and all Notes which Kidder purchases or the sale of which Kidder arranges pursuant to this Agreement, such Notes will be purchased or sold by Kidder in reliance on, among other things, the agreements, representations, warranties and covenants of the Company contained herein and on the terms and conditions and in the manner provided for herein. Kidder is authorized to sell the Notes to or arrange the sale of the Notes with investors without recourse to Kidder.

          (b) If the Company and Kidder shall agree on the terms of the purchase of any Note by Kidder or the sale of any Note arranged by Kidder (including agreement with respect to the date of issue, purchase price, principal amount, maturity, interest rate (in the case of interest-bearing Notes) and discount rate thereof (in the case of Notes issued on a discount basis), which shall include appropriate compensation for Kidder's services hereunder) pursuant to this Agreement, the Company shall cause such Note to be issued and delivered in accordance with the terms of the Issuing and Paying Agreement. The authentication and delivery of such Note by the Issuing Agent shall constitute the issuance of such Note by the Company. The Company shall deliver Notes signed by the Company to the Issuing Agent and instructions shall be delivered to the Issuing Agent to complete, authenticate and deliver such Notes in the manner prescribed in the Issuing and Paying Agreement. Kidder shall be entitled to compensation at such rates and paid in such manner as the Company and Kidder shall from time to time agree and to reimbursement for its out-of-pocket costs and expenses (including reasonable legal fees and disbursements) in connection with the preparation of this Agreement, the Information Documents and the other transactions contemplated hereby.

          (c) Neither Kidder nor the Company has or will have any agreement, understanding or other arrangement for extension or automatic rollover of any Notes issued by the Company and purchased or sold by Kidder pursuant to this Agreement.

          (d) In connection with the issuance and placement of any Notes, the Company hereby authorizes Kidder to deliver the Information Documents to prospective purchasers of such Notes. The Company shall promptly furnish to Kidder copies of all filings made by the Company with the Securities and Exchange Commission and any United States securities exchange on which the Company's securities are listed and copies of all proxy statements and other information sent by the Company to its shareholders, in such quantities as Kidder may reasonably request from time to time for distribution to prospective purchasers of the Notes. The Company shall also furnish to Kidder copies of all reports filed from time to time with rating agencies regarding it commercial bank credit facilities and its outstanding commercial paper, copies of all compliance certificates required to be delivered by the Company to lenders under its credit facilities, and information generally supplied by the Company in writing to securities analysts. In addition, the Company shall furnish to Kidder within thirty (30) days of the end of each calendar quarter a statement showing in reasonable detail the origination activity and delinquency rates of the Company's receivables as of the end of the preceding month.

          (e) The Company shall promptly inform Kidder by telephone, confirmed in writing, if any event occurs or any circumstances exist as a result of which the Information Documents (or any document delivered to Kidder for delivery to prospective purchasers of the Notes pursuant to paragraph (d) above) would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall respond fully and promptly to all reasonable requests for information concerning the Company made from time to time by Kidder.

          SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to Kidder that:

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power, authority and legal right to make and perform the Notes, this Agreement and the Issuing and Paying Agreement.

          (b) The making and performance by the Company of this Agreement, the Issuing and Paying Agreement and the Notes have been duly authorized by all necessary corporate action of the Company and this Agreement and the Issuing and Paying Agreement constitute, and the Notes when duly issued, authenticated and delivered as provided in the Issuing and Paying Agreement will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) or by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors rights generally.

          (c) No consent of any person, corporation or other entity, and no consent or action of, or filing or registration with, any governmental or public regulatory body or authority is required to authorize, or is otherwise required in connection with, the making or performance or the validity or enforceability of this Agreement, the Issuing and Paying Agreement or the Notes, except as may be required by state securities laws.

          (d) Except as set forth in the Information Documents, there are no legal or governmental proceedings or investigations pending, or to the best knowledge of the Company threatened, against the Company or any of its subsidiaries which might have a material adverse effect on business, condition (financial or otherwise) or operations of the Company and its subsidiaries taken as a whole or on the ability of the Company to perform its obligations under this Agreement, the Issuing and Paying Agreement or the Notes or in any manner affect the validity or enforceability thereof.

          (e) The making and performance by the Company of this Agreement, the Notes and the Issuing and Paying Agreement do not and will not conflict with or result in a breach of or constitute a default under (i) the certificate of incorporation or by-laws of the Company, (ii) any law or regulation applicable to the Company or (iii) any contract, indenture, mortgage, deed of trust or other agreement or instrument or any order, judgment, writ, injunction or decree to which the Company is a party or by which the Company or any of its material properties is bound.

          (f) The Notes will constitute direct, unconditional, unsecured obligations of the Company ranking pari passu among themselves and with all other unsecured, unsubordinated indebtedness of the Company.

          (g) The information relating to the Company and its subsidiaries and the Notes which has been provided by the Company to Kidder, including without limitation that which is contained in the Information Documents, does not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (h) The Notes are and will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), by reason of Section 3(a)(3) thereof, and neither registration of the Notes nor qualification of an indenture with respect to the Notes under the Trust Indenture Act of 1939, as amended, will be required in connection with the offer, issuance, placement, sale or delivery of the Notes in accordance with the terms of this Agreement and the Issuing and Paying Agreement.

          (i) The Company is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          Each delivery of a Note to Kidder or to a person whose purchase of the Note was arranged by Kidder shall constitute a representation and warranty by the Company on the date of such delivery that (i) the representations and warranties of the Company in this Section 3 are true and correct on and as of such date with the same effect as if made on and as of such date, (ii) the Notes issued on such date have been duly and validly issued and delivered in accordance with the Issuing and Paying Agreement, and (iii) the Company has complied or will comply, as the case may be, with all covenants contained in this Agreement. The Company shall not issue or cause to be issued any Note unless such representations and warranties are true and correct.

          SECTION 4.  CONDITIONS PRECEDENT TO THE SALE OF THE NOTES.

     Prior to the first purchase or sale of Notes hereunder, Kidder shall have received the following documents:

          (a) a favorable written opinion of counsel to the Company, addressed to Kidder and satisfactory in the form set forth in Exhibit A hereto;

          (b) evidence (including certified copies of the Company's charter and by-laws and of appropriate corporate resolutions and incumbency certificates) satisfactory to Kidder as to the due authorization of this Agreement, the Issuing and Paying Agreement and the Notes:

          (c) an executed copy of the Company's committed credit bank facility which serves as the backup liquidity facility for the Notes;

          (d)  an original executed copy of the Issuing and Paying Agreement;

          (e) the Company's written approval of the Information Documents and authorization of Kidder to deliver the same to prospective purchasers of the Notes, with a copy thereof attached thereto;

          (f) evidence as to the rating (such rating to be satisfactory to Kidder in its sole discretion) of the Notes by Fitch Investors, Inc. and Duff & Phelps Credit Rating Co.; and

          (g) such other documents relating to the transactions contemplated hereby as Kidder may request.

          SECTION 5.  COVENANTS OF THE COMPANY.

          The Company covenants with Kidder that:

          (a)  The Company will use the proceeds of the Notes as required by
Section 3(a)(3) of the 1933 Act.

          (b) The Company will endeavor, in cooperation with Kidder, to qualify the Notes for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as Kidder may reasonably designate, and will maintain such qualifications in effect for as long as may reasonably be required for the distribution of the Notes. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

          (c) The Company will not permit to become effective any amendment, supplement, waiver or consent to or under the Issuing and Paying Agreement which might adversely affect the interests of the holder of any Note then outstanding. The Company shall give Kidder notice of any proposed amendment, supplement, waiver or consent to or under the Issuing and Paying Agreement at least 15 days prior to the effective date thereof.

          (d) The Company shall cause Kidder to receive on any date specified by Kidder in a notice to the Company delivered at least 15 days prior thereto (which notice will not be given more than once in any six-month period) an opinion of counsel to the Company, addressed to Kidder and satisfactory in form and substance to Kidder, with respect to the matters set forth in the opinion to be delivered pursuant to Section 4(a) hereof or such other matters as Kidder may request.

          (e) The Company will at all times maintain unused, unsecured and committed credit facilities with banks or other lending institutions reasonably satisfactory to Kidder in an amount (net of compensating balances, cash collateral accounts and other similar arrangements restricting the availability of funds thereunder) equal to at least 100% of the aggregate amount to be paid upon maturity of the Notes then outstanding. The Company hereby agrees that Kidder may furnish a copy of such credit facilities to prospective purchasers of the Notes. The Company will promptly furnish to Kidder copies of all notices, information and other documents given or delivered to or by the banks or other lending institutions party to such credit facilities. The Company also will give Kidder prompt notice of (i) the occurrence of any default or termination or reduction of the commitments under such credit facilities and (ii) any discussions with the Company's banks or other lending institutions party to such credit facilities regarding any proposed amendment, supplement or waiver of the terms thereof at least ten business days prior to its agreeing to an amendment, supplement or waiver of any of the terms of such credit facilities. The Company will not create, incur or permit to exist any mortgage, pledge, lien, security interest or encumbrance of any nature on any of its assets or the assets of any of its subsidiaries to secure any indebtedness under the Company's credit facilities unless the Notes are equally and ratably secured thereby in a manner satisfactory to Kidder.

          SECTION 6.  INDEMNIFICATION.

          (a) The Company hereby indemnifies Kidder and holds Kidder harmless from and against any and all losses, claims, liabilities, damages and expenses as incurred (including without limitation reasonable legal fees and disbursements) (collectively, "Losses") imposed upon, incurred by or asserted against Kidder, which directly or indirectly arise out of, are based upon or relate to (i) any untrue representation, warranty or certification or any breach of agreement of the Company made hereunder or in connection with this Agreement, or (ii) any allegation that any Information Document includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, including without limitation Losses arising out of or relating to any investigation or litigation or other proceedings (whether or not Kidder is a party thereto), provided, that the foregoing indemnity shall not apply to the extent any such Losses arise out of, are based upon or relate to (x) Kidder's use of any Information Document in a form not approved by the Company as herein contemplated or (y) information contained in any Information Document concerning Kidder.

          (b) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 6 is for any reason held unavailable other than as expressly provided above, the Company and Kidder shall, to the fullest extent permitted by law, contribute to the aggregate costs of satisfying such Losses (i) in the proportion of their respective economic interests in the transactions giving rise thereto or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the respective economic interests referred to in clause (i) but also the relative fault of the Company on the one hand and Kidder on the other in connection with the events which resulted in such Losses, as well as any other relevant equitable considerations.

          (c) The indemnification provisions and related agreements contained herein shall survive any termination of this Agreement and the delivery of and payment of any Notes. The obligations of the Company under this Section 6 shall extend to each employee, agent, officer and director of Kidder and to each corporation, entity or other person who controls Kidder within the meaning of the 1933 Act.

          SECTION 7.  MISCELLANEOUS.

          (a) Unless otherwise specifically provided for herein, all notices or communications under this Agreement shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, and return receipt requested, or by telex, telecopier or telegram (such telex, telecopy or telegram to be tested, authenticated or otherwise promptly confirmed by letter), and shall be deemed to have been duly given and effective when received by the intended party at its address specified below or at such other address as such recipient may designate from time to time by notice to the other party:

          Kidder:        Kidder, Peabody & Co. Incorporated
                         10 Hanover Square
                         New York, New York  10005
                         Attention:     Richard T. Millard
                                        Senior Vice President
                         Telephone No.: (212) 510-4437
                         Telecopier.:(212) 797-8942

          The Company:   Mercury Finance Company
                         40 Skokie Boulevard
                         Suite 200
                         Northbrook, Illinois  60062
                         Attention:     Charley A. Pond
                                        Chief Financial Officer
                         Telephone No.:  (709) 564-3720
                         Telecopier No.:  (709) 564-3758

          (b) This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York.

          (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Company shall not assign its rights or obligations hereunder. This Agreement shall not be amended, supplemented, waived, modified or altered in any manner whatsoever except by written instrument signed by each of the parties hereto.

          (d) This Agreement may be terminated by the Company or Kidder without assigning a reason therefor by written notice to the other part hereto, such notice to take effect immediately or on such later date as shall be specified in such notice; provided, however, that such termination shall not affect (i) any obligation of the Company with respect to any Note outstanding or contracted to be placed, purchased or sold at the time of such termination or with respect to any action or event occurring prior to such termination, (ii) any obligation of the Company under Section 6 and the last sentence of Section 2(b) hereof or
(iii) any obligation of Kidder with respect to any prior agreement to purchase or place any Note.

          (e) This Agreement may be executed in two counterparts, each of which shall constitute an original but both of which, when taken together, shall constitute one and the same instrument.

          (f) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers on the day and year first above written.

                         MERCURY FINANCE COMPANY


                         By
                           Title:


                         KIDDER, PEABODY & CO. INCORPORATED


                         By:
                            Title: